Exhibit 99.1

Dynamic Response Group Subsidiary Medico Express, Inc. Receives Medicare Reimbursement Approval - Infomercials Offering Medico Express’ Services Begin Today, August 10th

MIAMI, FL — (Marketwire) — 08/10/09 — Dynamic Response Group, Inc. (OTCBB: DRGZ) announced today that its majority owned subsidiary, Medico Express, Inc. application for billing privileges has been approved to begin accepting reimbursement from Medicare effective July 28, 2009. This approval allows Medico Express to bill for medical supplies for diabetic consumers.

Dynamic Response Group is launching the Medico Express infomercial campaign today August 10, 2009. Initial media coverage will air on CNN Español, MEGA TV, Univision and Telefutura. The week-long test will be used to gauge the performance and general consumer response. Once DRG determines which spot provides peak response the company plans a national rollout with coverage throughout the 45 states where Medico Express is currently licensed.

Medico Express is a provider of a broad range of diabetic medical supplies for the Hispanic community in 45 states where it is currently licensed. Hispanic Americans represent the fastest-growing segment of the U.S. population. Diabetes Mellitus is one of the most serious health challenges facing an estimated 27 million Hispanics in the United States today. It is the 6th leading cause of death within this community and the 4th leading cause of death among Hispanic women and Hispanic elderly. Studies show Hispanics are at an increased risk of developing and dying from diabetes, and at twice the risk as other segments of the population to develop complications such as heart disease, high blood pressure, blindness, kidney disease, amputations and nerve damage. Medicare patients now have access to Medico Express’ diabetic supplies.

About Dynamic Response Group, Inc.

Dynamic Response Group, Inc. is a marketing company, developer and distributor of personal development, wellness and entertainment consumer goods and services through print catalogs, radio, direct mail, direct response television programming (also known as DRTV or infomercials) and the Internet.

About Medico Express, Inc.

Medico Express markets direct-to-consumer medical products designed to help treat Diabetes and other diseases. Medico’s marketing strategy specifically targets Hispanic communities throughout the Continental U.S., Puerto Rico and the U.S. Virgin Islands. Medico Express, Inc. is a majority owned subsidiary of Dynamic Response Group, Inc.

Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Dynamic Response Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: our successful integration of diversified growth companies, impact of the company’s expansion plan, and new business development success, future financial results, development and acquisition of new product lines and services, the impact of competitive products or pricing from technological changes, the effect of economic conditions and other uncertainties. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the expectations contained in any such forward-looking statements. These risks include, but are not limited to: failure to manage operating expenses or integrate new companies and/or technologies, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the Company’s regular filings with the U.S. Securities and Exchange Commission. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. Forward-looking statements speak only as to the date they are made and Dynamic Response Group, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations Contact:

Mirador Consulting, Inc.

Frank Benedetto

561-989-3600

or 877-647-2367

Source: Marketwire (August 10, 2009 - 8:30 AM EDT)

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